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                                                                                                            EXHIBIT 12

                                           CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                                     (IN THOUSANDS, EXCEPT RATIOS)



                                                                           Year Ended December 31,
                                                       ----------------------------------------------------------------
                                                          1999          1998         1997         1996         1995
                                                       ----------------------------------------------------------------

Income before income taxes                              $  108,627  $    60,214   $    61,514  $    92,103  $    76,713
Add fixed charges:
   Interest expense                                         10,043       15,298        13,615       10,091        8,891
   Amortization of deferred financing fees                     187          150            70            -            -
                                                       ----------------------------------------------------------------
     Total earnings as defined                          $  118,857  $    75,662   $    75,199   $  102,194  $    85,604

Fixed charges:
   Interest expense                                    $    10,043  $    15,298   $    13,615   $   10,091  $     8,891
   Amortization of deferred financing fees                     187          150            70            -            -
                                                       ----------------------------------------------------------------
     Total fixed charges as defined                    $    10,230  $    15,448   $    13,685   $   10,091  $     8,891
                                                       ================================================================

RATIO OF EARNINGS TO FIXED CHARGES                           11.62          4.90         5.49        10.13         9.63
                                                       ================================================================

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